Exhibit 99.1

ONLINE HOLDINGS, INC. - common stock

Subscription Agreement

Investment

I desire to purchase _____________ shares of Online Holdings, Inc at $0.125 per share for a total of $ _____________

Make Checks Payable to: Brighton Bank Online Holdings, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address

__________________________________________________________________________________________________

Investor 1 (First, Middle I., Last):

__________________________________________________________________________________________________

Investor 2 (First, Middle I. Last):

__________________________________________________________________________________________________

Registration for the Investment (how the investment should be titled):

__________________________________________________________________________________________________

Investor Residence Address 1: ______________________________________________ Check one of the following:

_______________________________________________________________________ U.S. Citizen

Investor Residence Address 2: ______________________________________________ Resident Alien

_______________________________________________________________________ Foreign Resident; Country

City, State ZIP Code U.S. Citizen residing outside the U.S.

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

__________________________ _______________________________

Social Security Number Taxpayer Identification Number (if applicable)

_______________________________________________________________

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1 ________________________________________ Date:__________________

Authorized Signature of Investor 2 ________________________________________ Date:_________________

Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____

___________________________________

Authorized Representative of the Company